UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 12, 2007

Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10201 Wayzata Boulevard, Suite 250 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1.             Credit Agreement

On February 12, 2007, HGF Acquisition, LLC, our wholly owned subsidiary (“HGF Acquisition”), entered into a Credit Agreement by and between HGF Acquisition and Kruse Investment Company, Inc. (“Kruse”) (the “Credit Agreement”). Under the terms of the Credit Agreement, on or after the later of February 19, 2007 or the satisfaction of certain other enumerated conditions, HGF Acquisition may obtain advances from Kruse in multiples of $100,000 to a maximum amount of $5,000,000. Under the terms of the Credit Agreement, HGF Acquisition was required to pay Kruse a non-refundable origination fee of $100,000. HGF Acquisition paid such amount by obtaining and advance under the Credit Agreement. The proceeds of each advance is only to be used to make loans to Heartland Grain Fuels, L.P. (“HGF”) and to pay transaction costs and expenses.

The Credit Agreement contains a number of customary representations and warranties. In addition, the Credit Agreement contains covenants related to HGF Acquisition’s compliance with applicable laws and regulations and use of assets for lawful purposes, its payment of all taxes and claims, which if unpaid, could result in a lien upon any of HGF Acquisition’s properties, and the preservation of HGF Acquisition’s existence. HGF Acquisition also covenanted not to sell or transfer the Collateral (as defined below), all, or substantially all of its assets, or consolidate or merge with or into another entity.

The Credit Agreement provides for outstanding balances to bear interest at an annual rate of 12%. The outstanding balance may be prepaid in whole (but not in part) at any time. The outstanding balance and any unpaid interest is due and payable on July 1, 2007. Upon an event of default, Kruse may impose a default interest rate of 18% per annum and declare the outstanding balance and any unpaid interest immediately due and payable, without notice. Under the terms of the Credit Agreement, a default has occurred where, in addition to other things, HGF Acquisition fails to make payments required under the Credit Agreement, becomes insolvent, files for or has filed against it, a petition in bankruptcy, breaches a covenant of the Credit Agreement, defaults under any bond, note, debenture, or other debt for borrowed money exceeding $500,000 in principal, or a judgment or order for the payment of money in excess of $500,000 is rendered against it.

2.             Security Agreement

On February 12, 2007, HGF Acquisition entered into a Security Agreement between HGF Acquisition and Kruse (the “Security Agreement”). Under the terms of the Security Agreement, in return for the rights granted to it pursuant to the above-described Credit Agreement, HGF Acquisition granted Kruse a security interest in HGF Acquisition’s equity interests in HGF and Dakota Fuels, Inc., now held or hereinafter acquired (the “Collateral”). Under the Security Agreement, Kruse’s security interest extends to the economic and voting rights, which accompany the Collateral. A default under the Credit Agreement entitles Kruse to take possession of the Collateral and the economic and voting rights pertaining thereto.

The Credit and Security Agreements are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation of an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K is also responsive to this Item 2.03 and is hereby incorporated in this item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits

(d)   Exhibits

10.1         Credit Agreement by and Between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007.

10.2         Security Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2007	ADVANCED BIOENERGY, LLC

	By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Credit Agreement by and Between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007.	Filed Electronically*

10.2	Security Agreement between HGF Acquisition, LLC and Kruse Investment Company, Inc. dated February 12, 2007.	Filed Electronically*